Exhibit 99.2

QVIDIAN CORPORATION AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016

Consolidated Balance Sheet	Qvidian Corporation and Subsidiary

December 31	2016

Assets
Current Assets:
Cash	$898,498
Accounts Receivable, Net of Allowance for Doubtful Accounts of $5,000	4,596,953
Prepaid Expenses and Other Current Assets	307,318
Total Current Assets	5,802,769

Property and Equipment, Net of Accumulated Depreciation	186,060
Goodwill	11,048,663
Intangible Assets, Net of Accumulated Amortization	602,083

Total Assets	$17,639,575

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts Payable	$369,627
Accrued Expenses	1,504,012
Current Portion of Deferred Revenue	11,223,434
Total Current Liabilities	13,097,073
Line of Credit	5,126,059
Deferred Revenue, Net of Current Portion	1,650,227
Total Liabilities	19,873,359

Stockholders' Deficit:
Senior Convertible Preferred Stock: $0.01 Par Value; 7,500,000 Shares Authorized, Issued and Outstanding (Liquidation Preference of $5,000,000)	75,000
Series A Common Stock: $0.001 Par Value; 16,300,000 Shares Authorized; 8,786,572 Shares Issued and Outstanding	8,787
Common Stock: $0.001 Par Value; 6,700,000 Shares Authorized; 2,388,393 Shares Issued; 2,236,223 Shares Outstanding	2,236
Additional Paid-In Capital	51,017,852
Accumulated Other Comprehensive Income	111,768
Accumulated Deficit	(53,449,427)
Total Stockholders' Deficit	(2,233,784)

Total Liabilities and Stockholders' Deficit	$17,639,575

The accompanying notes are an integral part of these consolidated financial statements.                    2

Consolidated Statement of Operations	Qvidian Corporation and Subsidiary
For the Year Ended December 31	2016

Revenues	$18,518,403
Cost of Revenues	5,669,205
Gross Profit	12,849,198

Operating Expenses:
Selling and Marketing	5,980,220
Research and Development	3,964,760
General and Administrative	3,008,829
Total Operating Expenses	12,953,809

Loss from Operations	(104,611)

Other (Expense) Income:
Interest Expense	(338,546)
Other Income	38,485
Total Other Expense	(300,061)

Net Loss	$(404,672)

The accompanying notes are an integral part of these consolidated financial statements.                    3

Consolidated Statement of Comprehensive Loss	Qvidian Corporation and Subsidiary
For the Year Ended December 31	2016

Net Loss	$(404,672)
Other Comprehensive Income:
Foreign Currency Translation Adjustment	182,944

Comprehensive Loss	$(221,728)

The accompanying notes are an integral part of these consolidated financial statements.                    4

Consolidated Statement of Changes in Stockholders' Deficit							Qvidian Corporation and Subsidiary
	Senior Convertible Preferred Stock		Series A Common Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders' Deficit
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value

Balance as of December 31, 2015	7,500,000	75,000	8,786,572	8,787	2,235,731	2,235	50,887,360	(71,176)	(53,044,755)	(2,142,549)
Exercise of Common Stock Options	—	—	—	—	492	1	673	—	—	674
Stock-Based Compensation	—	—	—	—	—	—	129,819	—	—	129,819
Net Loss	—	—	—	—	—	—	—	—	(404,672)	(404,672)
Other Comprehensive Income	—	—	—	—	—	—	—	182,944	—	182,944
Balance as of December 31, 2016	7,500,000	$75,000	8,786,572	$8,787	2,236,223	$2,236	$51,017,852	$111,768	$(53,449,427)	$(2,233,784)

The accompanying notes are an integral part of these consolidated financial statements.                    5

Consolidated Statement of Cash Flows	Qvidian Corporation and Subsidiary
For the Year Ended December 31	2016
Cash Flows from Operating Activities:
Net Loss	$(404,672)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in)
Operating Activities:
Depreciation	172,784
Amortization	425,000
Stock-Based Compensation	129,819
Increase in Accounts Receivable	(1,310,196)
Decrease (Increase) in Prepaid Expenses and Other Current Assets	96,136
(Decrease) Increase in Accounts Payable	(198,262)
Increase (Decrease) in Accrued Expenses	585,697
Increase (Decrease) in Deferred Revenue	553,994
Net Cash Provided by Operating Activities	50,300

Cash Flows from Investing Activities:
Acquisition of Property and Equipment	(46,483)
Net Cash Used in Investing Activities	(46,483)

Cash Flows from Financing Activities:
Repayments of Line of Credit	(1,200,000)
Borrowings on Line of Credit	850,000
Proceeds from Exercise of Common Stock Options	674
Repayments of Long-Term Debt	—
Net Cash Used in Financing Activities	(349,326)

Effect of Foreign Currency Exchange Rate Changes on Cash	182,944

Net Decrease in Cash	(162,565)

Cash, Beginning of Year	1,061,063

Cash, End of Year	$898,498

Supplemental Disclosure of Cash Flow Information:
Cash Paid During the year for Interest	$338,546

The accompanying notes are an integral part of these consolidated financial statements.                    6

Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

1. Organization and Significant Accounting Policies:

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Qvidian Corporation (the "Parent" or "Qvidian"), and its wholly-owned subsidiary, Qvidian UK Limited ("Qvidian UK" or the "Subsidiary"). The Parent and Subsidiary are collectively referred to as the "Company." All significant inter-company balances and transactions have been eliminated in consolidation.

Qvidian was incorporated on June 5, 2003 as a Delaware corporation. The Company is primarily engaged in the development, sales and implementation of hosted software solutions to enhance its customers' sales productivity. On May 28, 2010, the Parent acquired Qvidian UK to provide international sales and service support for the Company. The Company’s sales automation solutions combine three core capabilities: RFP and proposal automation, sales playbooks and sales performance analytics. These core capabilities can be accessed through integration with third-party applications and provide improvements in sales performance. The Company derives the majority of its revenue from customers in the United States and the United Kingdom. During the year ended December 31, 2016, international revenues accounted for approximately 10% of total revenues.

Liquidity Risk: During the year ended December 31, 2016, the Company had a net loss of $404,672 and cash flow from operations of $50,300. Additionally, as of December 31, 2016, the Company has an accumulated deficit of $53,449,427. The ability of the Company to satisfy its obligations and recover its costs will be primarily dependent upon the future financial and operating performance of the Company. Additionally, management's operating plans are designed to increase revenues and to help control operating costs, until such time as the Company generates sufficient cash flows from operations. If there were a decrease in the demand for the Company's products due to either economic or competitive conditions, or management were unable to achieve its plan, there could be a significant reduction in liquidity.

Foreign Currency Transactions: The financial statements of the Subsidiary are translated into U.S. dollars based on the determination that the local currency is the functional currency. All assets and liabilities of the Subsidiary's foreign operations are translated into U.S. dollars at year-end exchange rates. Equity accounts are translated at historical exchange rates. Income statement accounts are translated at the weighted average exchange rate prevailing during the year. Translation adjustments resulting from differences in exchange rates are reflected as a component of other comprehensive income (loss).

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are reflected in other income (expense) in the accompanying consolidated statement of operations.

Revenue Recognition: The Company generates substantially all of its revenue from subscription services for its software as a service providing sales automation solutions. Arrangements with customers do not provide the customer with the right to take possession of the software supporting its sales automation solutions at any time, and are therefore accounted for as service contracts. Implementation of the solution is generally included in the subscription fee. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellation or any other right of return.

The Company commences revenue recognition when all of the following conditions are met:

•There is persuasive evidence of an arrangement;
•The service has been or is being provided to the customer;
•The collection of the fees is reasonably assured; and
•The amount of fees to be paid by the customer is fixed or determinable.

Subscription revenue is recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that the service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the requisite service period.

Subscription service arrangements, which include implementation, are accounted for as a single unit of accounting, as the implementation fees do not have standalone value and are typically completed within the first month of the service term. In certain arrangements, the implementation is contracted for separately. In these cases, revenue from the implementation services are recognized on a straight- line basis over the service period of the arrangement. The Company currently estimates the customer life to be three years.

                                                        7

Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

1. Organization and Significant Accounting Policies (Continued):

The Company offers its customers a suite of expert services, primarily in the areas of solution advisory services, sales content development, technical services and training. The Company recognizes revenue as the services are performed.

Deferred Revenue: Deferred revenue represents billings and payments received for which the aforementioned revenue recognition criteria have not been met.

Fair Value Measurements: The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:

•Quoted prices for similar assets or liabilities in active markets;
•Quoted prices for identical or similar assets or liabilities in inactive markets;
•Inputs other than quoted prices that are observable for the asset or liability; and
•Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash: The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

Accounts Receivable: Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon management's assessment of the collectability of accounts receivable, which considers historical write- off experience and any specific risks identified in customer collection matters. Bad debts are written off against the allowance when identified.

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high- credit quality financial institutions. The Company believes it is not exposed to any significant losses due to credit risk on cash. Accounts receivable are stated at the amount management expects to collect from outstanding balances.

The Company performs ongoing credit evaluations of its customers and generally requires no collateral to secure accounts receivable. The Company maintains an allowance for potentially uncollectible accounts receivable. Consequently, the Company believes that its exposure to losses due to credit risk on net accounts receivable is limited.

Property and Equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Computer Equipment	3-5 Years
Furniture and Fixtures	7 Years
Leasehold Improvements	Lesser of Estimated Useful Life or Life of Lease

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

1. Organization and Significant Accounting Policies (Continued):

Software Development Costs: Software development costs for external-use software are expensed as incurred until the point the Company establishes technological feasibility. Technological feasibility is established upon the completion of a working model or a detailed program design. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized, subject to their recoverability, and amortized over the economic life of the related product. As of December 31, 2016, no such costs have been capitalized.

Goodwill: Goodwill represents the excess of cost over fair value of net assets of businesses acquired. The values assigned to goodwill and indefinite lived intangible assets are not amortized to expense, but rather they are evaluated at least on an annual basis to determine if there are potential impairments. With respect to goodwill, the Company follows accounting standards which allow the Company the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. This step serves as the basis for determining whether it is necessary to perform the two-step goodwill impairment test. If the Company determines it is more likely than not that the fair value of a reporting unit is less than its carrying value, then it will perform the two-step test. The two- step test first compares the fair value of the reporting unit to its carrying value. If the fair value of the reporting unit exceeds its carrying value, no impairment exists, and the second step is not performed. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded as part of the second step of the test, to the extent that the implied fair value of the reporting unit goodwill is less than its carrying value.

Fair value is determined, when applicable, based on discounted cash flows, market multiples or appraised values, as appropriate. As of December 31, 2016, the Company performed a qualitative analysis of goodwill, in which management concluded that it is more likely than not that the fair value of the reporting unit is greater than its carrying amount.
Intangible Assets: Intangible assets consist of customer relationships and developed technology. The Company accounts for amortization using the straight-line method over the related assets' estimated useful lives, as follows:

Customer Relationships	8 Years
Developed Technology	5 Years

Impairment of Long-Lived Assets: It is required that long- lived assets, including purchased intangible assets with finite lives, be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2016, the Company has determined that there have been no significant events or changes in circumstances that would trigger impairment testing of the Company's long-lived assets.

Deferred Rent: The Company records rent expense related to its office facilities based on a constant periodic rate over the term of the related lease agreement. The excess of the cumulative rent expense incurred over the cumulative amounts due under the lease agreement is deferred and recognized over the term of the lease.

Cost of Revenues: Cost of revenues primarily represents payroll and related costs, consulting services, infrastructure costs, and overhead allocations.

Advertising Costs: The Company expenses advertising costs as incurred. During the year ended December 31, 2016, the Company incurred advertising expense in the amounts of $270,065.

Research and Development Costs: The Company expenses all research and development costs as incurred.

                                                        9

Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

1.Organization and Significant Accounting Policies (Continued):

Stock-Based Compensation: The Company recognizes stock-based compensation on awards granted. Stock- based compensation expense for stock-based compensation awards granted is based on the grant date fair value. The Company recognizes compensation expense for stock-based compensation awards on a straight–line basis over the requisite service period of the award.

Income Taxes: The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred income tax assets, including those resulting from loss and credit carryforwards, and liabilities are measured using enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

The Company assesses the recording of uncertain tax positions by evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the consolidated financial statements.

The Company's policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its consolidated statement of operations.

Comprehensive Income (Loss): Comprehensive income (loss) consists of changes in stockholders' deficit not related to transactions with the stockholders. During the year ended December 31, 2016, other comprehensive income (loss) includes foreign currency translation adjustments.

Use of Estimates: Management has used estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in its preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). Actual results experienced by the Company may differ from those estimates.

Subsequent Events: Management has evaluated subsequent events spanning the period from December 31, 2016 through June 27, 2017, the latter representing the issuance date of these consolidated financial statements.

2.Property and Equipment:

Property and equipment as of December 31, 2016 consists of the following:

2016

Computer Equipment	$1,292,675
Furniture and Fixtures	242,655
Leasehold Improvements	54,966
1,590,296
Less: Accumulated Depreciation	1,404,236
$186,060

Depreciation expense for the year ended December 31, 2016 amounted to $172,784.

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

3.Intangible Assets:

As of December 31, 2016, intangible assets consist of the following:

2016
	Cost	Accumulated Amortization
Customer Relationships	$ 3,400,000	$ 2,797,917
Developed Technology	1,600,000	1,600,000
	$ 5,000,000	$ 4,397,917

Future amortization expense related to intangible assets as of December 31, 2016 is as follows:

Year Ending December 31,
2017	$425,000
2018	177,083
$602,083

Amortization expense for the year ended December 31, 2016 amounted to $425,000. As of December 31, 2016, the net intangible asset balances amounted to $602,083.

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

4.Line of Credit:
In June 2015, the Company entered into a line of credit agreement with a new bank (the "Line of Credit") with maximum available borrowings of $6,000,000. Borrowings are limited to defined revenue measurements on a monthly basis. Interest on the Line of Credit is charged at the Wall Street Journal Prime Rate plus 2.25% (6.00% as of December 31, 2016). The Line of Credit is guaranteed by substantially all assets of the Company and is subject to certain financial and reporting covenants. The Line of Credit had an original maturity date of June 2017. As of December 31, 2016, the outstanding balance on the Line of Credit amounted to $5,126,059.
Under the terms of the Line of Credit, the Company is subject to certain financial covenants. As of December 31, 2016, the Company was in compliance with such covenants.
In conjunction with the Line of Credit, the Company entered into an agreement with one of its stockholders, under which, in a deemed liquidation event, the stockholder was entitled to a consent preference, which accrues at a rate of $25,000 per month beginning in July 2015. The rights to receive the consent preference automatically terminate, lapse and become forfeited upon the occurrence of certain defined events. As of December 31, 2016, a deemed liquidation event was not considered probable, and as such, no liability was recorded.
In April 2016 and March 2017, the Line of Credit was amended to modify certain advance rates and financial covenants. During June 2017, the Line of Credit was amended to modify certain advance rates, financial covenants and to extend the maturity date to June 2019.

5.Senior Convertible Preferred Stock:
As of December 31, 2016, the Company has 7,500,000 authorized shares of $0.01 par value Senior Convertible Preferred Stock (Senior Preferred Stock).
The Senior Preferred Stock has the following rights and preferences:
Conversion: Each share of Senior Preferred Stock is convertible into shares of Series A Common Stock based on a conversion factor of $0.667 per share, adjustable for certain dilutive events. Conversion is at the option of the holder; however, it is automatic upon the closing of an initial public offering resulting in net proceeds of at least $30,000,000 and at an offering price per share greater than or equal to $2.00, or upon the decision of the majority of the stockholders of the outstanding Senior Preferred Stock.
Voting Rights: The Senior preferred stockholders are entitled to the number of votes equal to the number of shares of Series A Common Stock into which the shares of Senior Preferred Stock held by each holder are then convertible.
Liquidation: Upon the liquidation, dissolution or winding up of the Company, the holders of the Senior Preferred Stock shall be paid first out of the assets of the Company an amount of $0.667 per share subject to certain adjustments (the "Senior Liquidation Amount"). After payment has been made in full to the holders of the Senior Preferred Stock of the full amounts to which they are entitled, all remaining assets available for distribution shall be distributed to the common and Series A common stockholders ratably.

5.Senior Convertible Preferred Stock (Continued):
Dividends: As long as the Senior Liquidation Amount has been paid in full to the holders of the Senior Preferred Stock, the Company's Board of Directors may declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company. The holders of the Senior Preferred Stock shall receive a dividend on each outstanding share of Senior Preferred Stock in an amount at least equal to the product of (a) the dividend payable on each share of stock outstanding on an as-converted basis and (b) the number of shares of Series A common stock issuable upon conversion of a share of Senior Preferred Stock.

                                                        12

Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

6.Common Stock:
Series A Common Stock: As of December 31, 2016, the Company has 16,300,000 shares of $0.001 par value Series A Common Stock authorized.
A summary of the rights and preferences of the Series A Common Stock is as follows:
Voting: The holders of Series A Common Stock are entitled to one vote per share of Series A Common Stock held, and together with the holders of the common stock and preferred stock, are entitled to vote on all matters submitted to stockholders for a vote. The holders of Series A Common Stock are also entitled to elect two directors of the Company. The Company is prohibited from entering into certain transactions, as defined, without an affirmative vote or written consent of at least 66.67% of the holders of the Senior Preferred Stock and Series A Common Stock.
Dividends: The holders of Series A Common Stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available, dividends payable in either cash, property or in shares of capital stock. All dividends are subject to the preferential rights and rights of participation of the Senior Preferred Stock.
As of December 31, 2016, 5,000,000 shares of Series A Common Stock are reserved for the conversion of preferred stock.
Common Stock: As of December 31, 2016, the Company has 6,700,000 shares of $0.001 par value common stock authorized. The voting, dividend and liquidation rights of the common stockholders are subject to, and qualified by, the rights, powers and preferences of the preferred stockholders and as designated by resolution of the Board of Directors. The holders of the common stock are entitled to one vote for each share of common stock held.
On May 31, 2010, the Company issued 269,832 shares of restricted common stock with a fair value of $1.04 per share to an employee in exchange for entering into a non-compete agreement. The restricted stock vests only upon the employee's compliance with this non- compete agreement at the earlier of a change in control or on May 17, 2017.

A summary of the rights and preferences of the common stock is as follows:
Voting: The holders of common stock are entitled to one vote per share of common stock held, and together with the holders of the Series A common stock and preferred stock, are entitled to vote on all matters submitted to stockholders for a vote.
Dividends: The holders of common stock are entitled to receive, when and if declared by the Board of Directors out of funds legally available, dividends payable in either cash, property or in shares of capital stock. All dividends are subject to the preferential rights and rights of participation of the Senior Preferred Stock.

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

7.Stock Compensation Plan:

The Company maintains the 2003 Stock Incentive Plan and a plan assumed in a merger, which together are collectively referred to as the "Stock Plans." Under the terms of the Stock Plans, incentive (ISOs) and nonqualified stock options or restricted stock may be granted to eligible participants. The exercise price of the ISOs cannot be less than the fair value of the common stock on the date of grant, or less than 110% of the fair value in the case of employees holding 10% or more of the voting stock of the Company. The options vest over a period determined by the Board of Directors, generally four years, and expire not more than ten years from the date of grant.

As of December 31, 2016, the Company's authorized common stock includes 2,631,439 shares of common stock reserved for issuance of options and restricted stock under the Plan of which 723,022 shares are available for future grants.

Stock option activity under the Plan during the year ended December 31, 2016 is as follows:

	Number of Options	Weighted Average Exercise Price (Per Share)	Weighted Average Remaining Contractual Life (Years)

Outstanding at December 31, 2015	1,981,133	$1.02
Granted	169,151	0.95
Exercised	(492)	1.37
Cancelled	(628,869)	1.03
Outstanding at December 31, 2016	1,520,923	$1.01	5.32
Vested and Expected to Vest at December 31, 2016	1,459,450	$1.01	5.17
Exercisable at December 31, 2016	1,241,500	$1.00	4.55

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

7.Stock Compensation Plan (Continued):

During the year ended December 31, 2016, option holders of the Company exercised 492 common stock options in exchange for cash proceeds of $674.

There was no intrinsic value on the options exercised during the year ended December 31, 2016.

During the year ended December 31, 2016, stock-based compensation expense amounted to approximately $130,000, which is included in the consolidated statement of operations, and is based on awards ultimately expected to vest.

As of December 31, 2016, there is approximately $106,000 of unrecognized compensation expense related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.81 years.

The Company uses the Black-Scholes option-pricing model to value option grants on the date of grant and to determine the related compensation expense. The assumptions used in calculating the fair value of stock- based payment awards represent management's best estimations. The Company bases its expected volatility on the volatilities of certain publicly-traded peer companies. Management believes that the historical volatility of the Company's stock price does not best represent the expected volatility of the stock price. The Company is a privately-held company and therefore lacks company-specific historical and implied volatility information. The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such time that sufficient information regarding the volatility of the Company's share price becomes available or that the selected companies are no longer suitable for this purpose. The risk-free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life. The expected term of options granted is determined based on the average of the vesting term and the contractual lives of all options awarded. The expected dividend yield assumption is based on the Company's history and expectation of dividend payouts.

In determining the exercise prices for options granted, the Company has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by management, with consideration to a third-party valuation, which contemplates a broad range of factors, including the illiquid nature of the investment in the Company's common stock, the Company's historical financial performance and financial position, the Company's future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock, if any, in private transactions negotiated at arm's length.

The following table provides the assumptions used in determining the fair value of the stock-based awards for the year ended December 31, 2016:

2016

Risk-Free Interest Rate	1.60%
Expected Dividend Yield	0%
Expected Volatility	41%
Expected Life	6.25 Years
Fair Value of Common Stock	$ 0.95
The Company recognizes compensation expense for only the portion of options that are expected to vest. Therefore, the Company has estimated expected forfeitures of stock options. In developing a forfeiture rate estimate, the Company considers its historical experience and future expectations. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

8.Operating Leases:

The Company leases office space and other equipment under non-cancelable operating lease agreements that expire at various dates through April 2020. Certain lease agreements contain rent escalation clauses for which the related rent expense is recognized on a straight-line basis over the term of the lease.

During the year ended December 31, 2016, rent and equipment expense incurred under these agreements amounted to $314,306.

Future minimum lease payments due under these noncancelable lease agreements, as of December 31, 2016, are as follows:

Year Ending December 31,
2017	$ 335,934
2018	257,483
2019	208,441
2020	646
$ 802,504

9.Income Taxes:

Deferred income taxes reflect the impact of carryforwards and temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The carryforwards and temporary differences, which give rise to a significant portion of the Company's deferred tax asset (liability) as of December 31, 2016, are as follows:

2016
Net Operating Loss Carryforwards	$14,001,000
Intangible Assets	(232,000)
Deferred Revenue	279,000
Research and Development Credit Carryforwards	872,000
Accruals and Reserves	395,000
Property and Equipment	78,000
Other Temporary Differences	(70,000)
15,323,000

Less: Valuation Allowance	15,323,000
$—

As of December 31, 2016, the Company has federal and state net operating loss carryforwards of approximately $38,948,000 and $14,806,000, respectively, which expire through 2036. The Company also has federal and state research and development credit carryforwards of $705,000 and $253,000, respectively, which expire through 2036. As of December 31, 2016, the Company has established a full valuation allowance in the amount of $15,323,000, against its deferred tax assets because the future realization of such benefits is uncertain. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of any significant changes in ownership of the Company.

The Company has not recognized any liabilities for uncertain tax positions or unrecognized benefits as of December 31, 2016.

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Notes to Consolidated Financial Statements                 Qvidian Corporation and Subsidiary

10.Retirement Plan:

The Parent sponsors a defined contribution plan covering substantially all of its employees who meet certain eligibility requirements. The Parent, at the discretion of the Board of Directors, may make contributions to the plan. The Parent also makes certain matching contributions to the plan. During the year ended December 31, 2016, the Parent made matching contributions to the plan in the amount of $79,639.

11.Indemnifications:

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of December 31, 2016, no amounts have been accrued related to such indemnification provisions.

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